Exhibit 10.14

SECOND AMENDMENT TO
AECOM TECHNOLOGY CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN,
DATED OCTOBER 1992

THIS AMENDMENT,by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company”, is made with reference to the following facts:

Effective October 1, 1992, AECOM Technology Corporation adopted the AECOM Technology Corporation Supplemental Executive Retirement Plan, Dated October 1, 1992(the “Plan”), which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Second Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE,the Plan is hereby amended, effective March 1, 2003, by the addition of the following new Section 3.9:

“3.9                             In-Service Benefits

(a)       Special In-Service Benefit for Participants age 65 and older

(1)                    A Participant who has attained age 65 may elect to receive benefits, irrespective of termination of employment with the Company, provided

(A)                the Board of Directors approves the right of the participant to make the election,

(B)                  a written election is made after March 31, 2003,

(C)                  the election is irrevocable,

(D)                 the Participant’s benefits under the Excess Benefit Plan must be paid at the same time that benefits are paid under this Plan, and

(E)                   the election specifies the distribution date, which distribution date cannot be earlier than one year after the date the election is made.

(2)                    The benefit will be payable in accordance with the form of payment previously elected by the Participant pursuant to Section 3.5. The benefit will be determined as if the Participant had terminated employment with the Company on the distribution date.

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(3)                    The Participant will cease to accrue benefits under the Plan as of the distribution date.

(b)      In-Service Benefits for Participants age 62 and over

(1)                    A Participant who has

(A)                attained Normal Retirement Age

(B)                  changed from full-time to part-time employment status, and

(C)                  incurred a 50% or more reduction in compensation from the Company (and its subsidiaries) in connection with such change to part-time status will be deemed to have terminated employment, and accrual of benefits under the Plan will cease. Accordingly, such a Participant shall receive a distribution at that time in the form previously elected by the Participant. In addition, no additional benefits shall be paid to the Participant under this Plan after the distribution date.

(2)                    For purposes of this Section 3.9(b), compensation will include wages, salary, fees for professional services, bonuses and other incentive compensation. Compensation will not include distributions from this Plan or any other retirement plan maintained by the Company. Compensation shall be determined without regard to any salary reduction arrangement described in Code Sections 401(k), 125 or 132(f).”

IN WITNESS WHEREOF,the Company has caused this Second Amendment to be executed as of the dates contained herein.

AECOM Technology Corporation

By:	/s/ Eric Chen

Title:	General Counsel

Date:	5/22/2003

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